Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Financial, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-197249, 333-190527, 333-157643, 333-132843, 333-138254, 333-129886, 333-129016, 333-176395 and 333-213427) on Form S-8, Registration Statements (Nos. 333-157123, 333-147391, and 333-174650) on Form S-3, and Registration Statements (Nos. 333-194938, 333-190902 and 333-225287) on Form S-4 of Fidelity National Financial, Inc. of our report dated February 27, 2017, except as to Notes A and G, which are as of February 23, 2018 and Note S, as to which is as of May 30, 2018, with respect to the Consolidated Statements of Earnings, Comprehensive Earnings, Equity, and Cash Flows for the year ended December 31, 2016, and the related financial statement schedule, which report appears in the December 31, 2018 annual report on Form 10-K of Fidelity National Financial, Inc.

/s/ KPMG LLP

Jacksonville, Florida
February 19, 2019